As filed with the Securities and Exchange Commission on March 23, 2005

Registration No. 333-120536

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4

to
Form S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

RPM International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2851	02-0642224
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 777

2628 Pearl Road
Medina, Ohio 44258
(330) 273-5090
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy To:
P. Kelly Tompkins, Esq. Senior Vice President, General Counsel and Secretary RPM International Inc. P.O. Box 777 2628 Pearl Road Medina, Ohio 44258 (330) 273-5090	Edward W. Moore, Esq. Calfee, Halter & Griswold LLP 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114-2688 (216) 622-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 23rd day of March, 2005.

RPM INTERNATIONAL INC.

By:	/s/ P. KELLY TOMPKINS

P. Kelly Tompkins

Senior Vice President, General

Counsel and Secretary

       Pursuant to the requirements of the Securities Act of 1933, this amendment no. 4 to the registration statement has been signed by the following persons in the capacities indicated on this 23rd day of March, 2005.

Signature	Title

* Frank C. Sullivan	President, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ ROBERT L. MATEJKA Robert L. Matejka	Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

* Thomas C. Sullivan	Chairman of the Board of Directors

* Dr. Max D. Amstutz	Director

* Edward B. Brandon	Director

* Bruce A. Carbonari	Director

* James A. Karman	Director

* Donald K. Miller	Director

* William A. Papenbrock	Director

* Albert B. Ratner	Director

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Signature	Title

* William B. Summers, Jr.	Director

* Dr. Jerry Sue Thornton	Director

* Joseph P. Viviano	Director

* P. Kelly Tompkins by signing his name hereto, does hereby execute this amendment no. 4 to the registration statement on behalf of the directors and officers of RPM International Inc. indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers, which are filed with the Securities and Exchange Commission on behalf of such directors and officers.

/s/ P. KELLY TOMPKINS P. Kelly Tompkins Attorney-in-fact

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RPM INTERNATIONAL INC.

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Registrant, which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-101501), as filed with the Commission on November 27, 2002

3.2	Amended and Restated By-Laws of the Registrant, which are incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-101501), as filed with the Commission on November 27, 2002

4.1	Indenture dated as of September 30, 2004 between the Registrant, as issuer, and The Bank of New York, as trustee, which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on September 30, 2004

4.2	Registration Rights Agreement dated as of September 30, 2004 between the Registrant and Goldman, Sachs & Co, which is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on September 30, 2004

4.3	Form of 4.45% Senior Note Due 2009, which is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on September 30, 2004

5.1	Opinion of Calfee, Halter & Griswold LLP**

5.2	Opinion of Shearman & Sterling LLP

10.1	Purchase Agreement dated as of September 27, 2004 among the Registrant, Goldman, Sachs & Co. and each of the Initial Purchasers named in Schedule A to the Purchase Agreement, which is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on September 30, 2004

12.1	Statement regarding computation of ratio of earnings to fixed charges**

23.1	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1)

23.2	Consent of Ciulla, Smith & Dale LLP**

23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.2)

24.1	Power of Attorney**

25.1	Statement of Eligibility of The Bank of New York, as Trustee, on Form T-1**

99.1	Form of Letter of Transmittal**

99.2	Form of Notice of Guaranteed Delivery**

99.3	Form of Letter to Clients**

99.4	Form of Letter to Nominees**

99.5	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner**

**	Previously filed.

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